Exhibit 10.16

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

PROLOGIS NET LEASE

THIS LEASE is made between Landlord and Tenant as of the Effective Date below.

1.	General Defined Terms.

a)	Effective Date:	Dec 8, 2026

b)	Landlord:	Prologis, L.P., a Delaware limited partnership

c)	Landlord	Prologis	With copy to:	Prologis

d)	Notice Address:	9655 Katy Freeway, Suite		1800 Wazee Street

		400		Suite 500

		Houston, Texas 77024		Denver, CO 80202

e)	Tenant:	ENCHANTED ROCK, LLC, a Texas corporation

f)	Tenant Notice Address:	1113 Vine St., Suite 101	With copy to:

Houston, TX 77002

g)	Premises:	That portion of the Building containing approximately 407,302 rentable square feet as shown on Exhibit A.

h)	Building:	Legacy Point Bldg 5

Houston, TX

i)	Project:	The Building and parking areas shown on Exhibit A.

j)	Tenant’s Proportionate Share of Building:	100.00%

k)	Tenant’s Proportionate Share of Project:	100.00%

l)	Lease Term:	Beginning on the Commencement Date and ending on the day which is 89 full calendar months following the Commencement Date (the “Expiration Date”).

m)	Commencement Date:	03/31/2026

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

n)	Monthly Base Rent:	Period		Monthly Base Rent

		03/31/2026 - 07/31/2026		1*USD$[***]

		08/01/2026 - 03/31/2027		USD$[***]
		04/01/2027 - 03/31/2028		USD$[***]

		04/01/2028 - 03/31/2029		USD$[***]

		04/01/2029 - 03/31/2030		USD$[***]

		04/01/2030 - 03/31/2031		USD$[***]

		04/01/2031 - 03/31/2032		USD$[***]

		04/01/2032 - 03/31/2033		USD$[***]

		04/01/2033 - 08/31/2033		USD$[***]
1*Monthly Base Rent of USD$[***] is abated for this period

o)	Initial Estimated Monthly Operating Expenses:	Taxes: Common Area Expenses: Insurance: Amortized CAM Recoveries (ACR): Management Fee: Total:		USD$[***] USD$[***] USD$[***] USD$[***] USD$[***] USD$[***] USD$[***]

p)	Security Deposit:	USD$[***]

q)	Landlord Broker:	Colliers

r)	Tenant Broker:	None

s)	Guarantor:

t)	Exhibits:	Exhibit A	-	Site Plan

		Exhibit B	-	Project Rules and Regulations
		Exhibit C	-	HVAC Maintenance Contract
		Exhibit D	-	Move-Out Conditions
		Exhibit E	-	One Renewal Option at Market
		Exhibit F	-	Storage and Use of Permitted Hazardous Materials
		Exhibit G	-	Collateral Access Agreement (Form)
		Exhibit H	-	Approved Office Alterations
		Exhibit I	-	Termination Option

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

2. Granting Clause. In consideration for performance of Tenant’s obligations under this Lease, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises for the Lease Term, subject to the provisions of this Lease. Each party represents and warrants to the other that the individual executing this Lease on behalf of such party is authorized to do so, and that such party has taken all necessary actions for this Lease to be binding and enforceable.

3. Acceptance of Premises. Tenant accepts the Premises in its “as-is” condition as of the Commencement Date. Tenant waives any implied warranty that the Premises is suitable for Tenant’s intended purposes. Within 10 days after request, Tenant shall execute and deliver to Landlord a certificate stating the Commencement Date of the Lease. Occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease except for the payment of Monthly Base Rent and Operating Expenses.

Landlord shall allow Tenant access to the Premises approximately 60 days prior to the Commencement Date, for purposes of preparing the Premises for the commencement of Tenant’s normal business operations, subject to applicable ordinances and building codes governing Tenant’s right to occupy or perform in the Premises (“Early Occupancy”). During such Early Occupancy period prior to the Commencement Date, Tenant shall be bound by its obligations under the Lease, including the obligation to provide evidence of insurance, but shall not be obligated to pay the Monthly Base Rent payable by Tenant to Landlord as set forth in the Lease.

Landlord represents and warrants that as of the Commencement Date the Premises’ HVAC, electrical, plumbing and other mechanical systems are in good working order.

4. Use. The Premises shall be used only for the purpose of receiving, storing, shipping, light manufacturing, and selling (but specifically excluding retail selling) products, and for such other incidental lawful uses. Tenant shall not conduct any public sale at the Premises, use the Premises as a place of public accommodation under the Americans With Disabilities Act or any other Legal Requirements, or permit any nuisance at the Premises. Tenant shall use the Premises in compliance with all federal, state, and local laws, orders, judgments, ordinances, regulations, codes, permits, licenses, covenants, and restrictions now or hereafter applicable to the Premises (collectively, “ Legal Requirements”). Tenant shall, at its expense, make any alterations or modifications to the Premises or common areas that are required by Legal Requirements to the extent due to Tenant’s specific use or occupation of the Premises.

Subject to applicable Legal Requirements, Tenant shall be permitted to test and store generators, generator components, and related equipment in outside areas of the Building, provided all such areas are kept clean and orderly in a manner reasonable acceptable to Landlord. In the event Tenant complies with the terms of this paragraph and receives noise complaints relating to the testing contemplated herein, Landlord shall make commercially reasonable efforts to make reasonable improvements to the Project so as to resolve said complaints and to allow Tenant to continue such testing.

5. Base Rent. Upon execution of this Lease, Tenant shall pay to Landlord the first payment of Monthly Base Rent and Operating Expenses payable under the Lease, and thereafter Tenant shall pay all such payments in advance, without demand, no later than the first day of each calendar month following the Commencement Date (prorated for any fractional calendar month). Tenant

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

shall make all payments to Landlord (or to such other party or at such location as Landlord may from time to time specify in writing) by Electronic Fund Transfer or Automated Clearing House. Tenant’s payment obligations and Landlord’s obligations under this Lease are independent obligations. Tenant shall not abate, reduce, or set-off any amounts payable except as may be expressly provided in this Lease. Without limiting Landlord’s other rights and remedies, if Tenant is delinquent in any payment due for more than 5 days, Tenant shall pay to Landlord on demand as a late charge (and not as a penalty) an amount equal to [***] percent ([***]%) of the delinquent sum.

6. Operating Expenses. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of Operating Expenses for the Project or Building. Payments for any fractional calendar month shall be prorated. The term “Operating Expenses” means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Building, Premises, and Project, including without limitation, paving and parking areas, roads, non-structural components of exterior walls, non-structural components of the roofs (including the roof membrane), alleys, and driveways, mowing, landscaping, snow removal, exterior painting, utility lines, fire sprinklers and fire protection systems, the current amortized portion of any capital repairs and replacements of all portions of the Building, Premises, and Project, heating, ventilation and air conditioning systems (as defined below), lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; a property management or administration fee payable to a property manager, including Landlord, or any affiliate of Landlord, equal to [***] ([***]%) percent of gross receipts due and payable by Tenant to Landlord under this Lease a deductible for all-risk property insurance not to exceed USD$[***] security services, if any; trash collection, sweeping and debris removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as an industrial/warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the useful life thereof as determined by Generally Accepted Accounting Principles.

Operating Expenses do not include (a) debt service under mortgages or ground rent under ground leases; (b) leasing commissions, or the costs of renovating space for tenants; (c) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Premises, the Building or the Project; (d) costs of repairs, restoration, replacements or other work occasioned by (i) fire, windstorm or other casualty (including the costs of any deductibles paid by Landlord) and either (aa) payable (whether paid or not) by insurance required to be carried by Landlord under this Lease, or (bb) otherwise paid by insurance then in effect obtained by Landlord (ii) the adjudicated negligence or adjudicated intentional tort of Landlord, or any representative, employee or agent of Landlord, (iii) the act of

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

any other tenant in the Premises, the Building or the Project, or any other tenant’s agents, employees, licensees or invitees to the extent the applicable cost is, in the Landlord’s reasonable judgment, practically recoverable from such person; (e) costs incurred (less costs of recovery) for any items to the extent such amounts are, in Landlord’s reasonable judgment, recoverable by Landlord under a manufacturer’s, materialman’s, vendor’s or contractor’s warranty; (f) non-cash items, such as deductions for depreciation and amortization of the Premises, the Building or the Project and the Premises, the Building or the Project equipment, or interest on capital invested; (g) legal fees, accountants’ fees and other expenses incurred in connection with disputes with other tenants or occupants of the Premises, the Building or the Project or associated with the enforcement of any lease or defense of Landlord’s title to or interest in the Premises, the Building or the Project or any part thereof; (h) costs incurred due to violation by Landlord or any other tenant in the Premises, the Building or the Project of the terms and conditions of any lease; (i) the cost of any service provided to Tenant or other occupants of the Premises, the Building or the Project for which Landlord is entitled to be reimbursed; (j) charitable or political contributions; (k) interest, penalties or other costs arising out of Landlord’s failure to make timely payments of its obligations; or (l) costs, expenses, depreciation or amortization for repairs and replacements required to be made by Landlord under Section 11 of this Lease.

No later than 90 days following the first day of each calendar year during the Lease Term, Landlord shall deliver to Tenant an Operating Expense Reconciliation Invoice (“Invoice”) and an Operating Expense Summary Report listing the Operating Expenses for the prior year of the Lease Term (“Report”). Provided (x) no Event of Default exists under this Lease, (y) no payments of Base Rent, Operating Expenses, or other amounts due under the Lease are outstanding, and (z) Tenant has a reasonable belief that the Invoice and Report contain an error to the detriment of Tenant, Tenant, at its sole cost and expense, shall have the right to examine property invoices evidencing such costs and expenses as provided in the Invoice and Report which Tenant believes to be in error as more specifically provided herein. Such review of Landlord’s property invoices may occur not more than once per year at Landlord’s local market office during reasonable business hours. Landlord agrees to make the property invoices pertaining to those items which Tenant reasonably believes to be in error, a copier and conference room available to Tenant for a period not to exceed one week to examine such property invoices. In the event Tenant desires to exercise the foregoing right, Tenant shall deliver written notice of Tenant’s intent to review the property invoices, and shall identify the item(s) contained in the Invoice and Report which Tenant believes to be in error, no later than thirty (30) days following Tenant’s receipt of the Invoice and Report. Time is of the essence with regards to the delivery of such notice. Upon Landlord’s receipt of Tenant’s notice, Landlord and Tenant shall work in good faith to schedule a time and date for such property invoice examination which shall be acceptable to both parties. In the event that Tenant accurately determines that the Invoice and Report contain an error to the detriment of Tenant, Landlord shall immediately provide a revised Invoice and Report to Tenant. If Tenant has already paid the Invoice, Landlord will provide a credit against Tenant’s obligations to pay Base Rent the amount overpaid by Tenant. Tenant shall keep any information gained from such examination confidential and shall not disclose it to any other party that is not subject to the same confidentiality obligation, except as required by law. If requested by Landlord, Tenant shall be required to sign a confidentiality agreement as a condition of Landlord making Landlord’s invoices available for inspection. Notwithstanding anything contained herein to the contrary, in no event shall Tenant retain any person paid on a contingency fee basis to act on behalf of Tenant with regards to the

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

forgoing rights to review the property invoices and Landlord shall have no obligation to allow any such representative paid on a contingency fee basis access to Landlord’s records. Notwithstanding anything contained in this Lease to the contrary, Tenant agrees that Tenant’s sole remedy pertaining to an error in the Invoice or Report shall be for the recovery from Landlord an amount equal to the amount overpaid by Tenant, and Tenant waives any right to terminate this Lease as a result of any such error in the Invoice or Report which Tenant may have under law or equity.

If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall either, at Landlord’s option, retain such excess and credit it against Tenant’s next payments or pay such refund to Tenant, except that during the last calendar year of the Lease Term or any extension terms thereof, Landlord shall refund any such excess within 60 days following the termination of the Lease Term or any extension terms thereof, provided that Tenant is not in default of its obligations under this Lease. Any payment required to be paid by Landlord after the expiration or earlier termination of the Lease shall be delivered to the most recent address Tenant has provided to Landlord. With respect to Operating Expenses which Landlord allocates to the entire Project or just the Building, Tenant’s “Proportionate Share” shall be the percentage set forth in Section 1 of this Lease as Tenant’s Proportionate Share of the Project or Tenant’s Proportionate Share of the Building (as applicable) as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises, Building, or the Project. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with Tenant’s use. The estimated Operating Expenses for the Premises set forth in Section 1 of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

7. Security Deposit. Tenant shall pay Landlord $[***] of the Security Deposit amount upon execution of this Lease and the remaining $[***] of the Security Deposit amount on or before January 31, 2026. The Security Deposit shall be held as security for the performance of Tenant’s obligations. The Security Deposit is not an advance rental deposit, or a measure of Landlord’s damages arising from an Event of Default (as hereinafter defined). Upon any Event of Default, Landlord may use the Security Deposit to satisfy Tenant’s obligations under this Lease, without prejudice to any other remedy provided herein or by law. Tenant shall pay Landlord, no later than 10 days from demand, an amount that will restore the Security Deposit to the amount then required under this lease (subject to any reductions pursuant to the following paragraph). Landlord’s obligation with respect to the Security Deposit is that of a debtor, not a trustee. The Security Deposit shall be the property of Landlord, and after deducting any amounts owed by Tenant to Landlord hereunder, any remaining amount of the Security Deposit shall be paid to Tenant no later than 30 days after Tenant’s obligations under this Lease have been fulfilled. Landlord shall not be required to keep the Security Deposit separate from its general accounts, and no interest shall accrue thereon. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Lease including returning the Security Deposit.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

Provided no Event of Default exists or would exist but for the passage of time or the giving of notice, or both, effective on the first day of the 19th full calendar month following the Commencement Date, the Security Deposit shall be reduced by $[***] so that as of such date and throughout the remainder of the Lease Term, the Security Deposit shall reflect a total amount of $[***]. Assuming the reduction contemplated in the preceding sentence takes place, and provided no Event of Default exists or would exist but for the passage of time or the giving of notice, or both, and effective on the first day of the 37th full calendar month following the Commencement

Date, the Security Deposit shall be further reduced by an additional $[***] so that as of such date and throughout the remainder of the Lease Term, the Security Deposit shall reflect a total amount of $[***]. In the event of any reduction of the Security Deposit pursuant to this paragraph, Landlord shall promptly return such reduced portions of the Security Deposit to Tenant.

8. Utilities. Tenant shall pay the utility provider directly for all separately metered or contracted utilities serving the Premises, along with any taxes, penalties, or surcharges related thereto. Water and sewer services are included in the Operating Expenses. Notwithstanding the foregoing, upon prior written notice to Tenant, and provided that: (i) such utilities are priced at, or below, local utility provider rates, and (ii) that there is no reduction of service level for such utility from the service level as of the date of the Landlord transfer, Landlord may transfer utility accounts held by Tenant at the Premises to the name of Landlord, or an appointed intermediary of Landlord. In the event Landlord transfers the utility accounts, Landlord shall timely pay all invoices from such utility service providers. Tenant shall reimburse Landlord, or Landlord’s appointed intermediary, for the utility services consumed at the Premises no later than thirty (30) days from receipt of an invoice for such utility services, which shall include units consumed at the Premises during such billing period.

9. Taxes. Landlord shall pay all taxes, assessments, governmental charges, (including Texas Margins Tax) fees or payments to a governmental authority in lieu of taxes, and fees payable to tax consultants and attorneys for consultation and contesting taxes that accrue during the Lease Term against the tax parcel on which the Premises is located (collectively, “Taxes”) which shall be included as part of the Operating Expenses charged to Tenant. In addition, Taxes shall include all capital levies, or other taxes assessed upon the rent payable to Landlord under this Lease, and any franchise tax, excise, use, margin, transaction, sales or privilege tax, assessment, levy or charge measured by or based upon such rent, or the value of the Premises and/or the Project; provided, however, in no event shall Tenant be liable for any income taxes imposed on Landlord unless such income taxes are in substitution for any Taxes. If any tax is levied or assessed directly against Tenant, or results from any Tenant-Made Alterations (defined below), property, contents, or fixtures placed in the Premises by Tenant, then Tenant shall pay such tax directly to the taxing authority, even if levied or assessed against Landlord.

10. Insurance. During the Lease Term, Landlord shall maintain all risk property insurance covering the replacement of the Building and commercial general liability insurance on the Project. Landlord’s insurance may be included in a blanket policy or captive insurance program. All insurance premiums incurred by Landlord with respect to the Project shall be included in Operating Expenses. Tenant will not use the Premises in any manner that would void Landlord’s insurance.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

During the Lease Term, Tenant shall maintain the following insurance policies at Tenant’s expense and without limiting Tenant’s liability under this Lease: (a) commercial general liability, on an occurrence basis, having a minimum limit of $2,000,000 per occurrence naming Landlord, Prologis, Inc., and its property manager as additional insureds; (b) all-risk property covering the full replacement cost of all property and improvements placed in the Premises or the Project by, or on behalf of, Tenant; (c) workers’ compensation as required by the applicable state statute which shall include a waiver of subrogation in favor of Landlord Parties; (d) employers liability of not less than $1,000,000, and (e) business automobile liability having a combined single limit of not less than $2,000,000 per occurrence insuring Tenant against liability arising out of the ownership, maintenance, or use of any owned, hired or non-owned vehicles. Tenant’s insurance shall provide primary and non-contributory coverage to Landlord Parties with respect to Tenant’s indemnity obligations under this Lease. Tenant’s insurance requirements may be satisfied by a combination of primary and excess policy limits or an umbrella policy. Tenant shall provide Landlord with certificates of such insurance prior to Tenant taking possession of the Premises, and thereafter prior to the expiration of the insurance coverage, or 3 days following Tenant’s receipt of Landlord’s request.

The all-risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation in connection with any insured loss by the insurers and all rights based upon an assignment from its insured, against Landlord, or its agents, employees, contractors, or property manager (collectively the “Landlord Parties”), or Tenant, its agents, employees, contractors, subtenants, assigns, or invitees (collectively the “Tenant Parties”). No Landlord Parties or Tenant Parties shall be liable to any other, for any loss coverable by all risk property insurance, and each party waives claims against the Landlord Parties and Tenant Parties (as applicable) for such loss, INCLUDING TO THE EXTENT CAUSED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, BY THE NEGLIGENT ACTS OF THE OTHER PARTY. Notwithstanding anything contained herein to the contrary, Tenant shall be responsible for all contents, owned or unowned, placed in the Premises by, or on behalf of, Tenant. The failure of either party to insure its property shall not void this waiver. The Landlord Parties and Tenant Parties waive any claims against the other for business interruption loss from any cause whatsoever, INCLUDING DAMAGE CAUSED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, BY THE NEGLIGENT ACTS OF THE OTHER PARTY.

11. Landlord’s Repairs and Maintenance. Landlord shall repair or replace, at its expense and without pass through as an Operating Expense, the structure of the roof (which does not include the roof membrane, the costs of which will be included in Operating Expenses), the foundation, and the structural aspects of the exterior walls of the Building. The term “walls” as used in this Section shall not include windows, glass or plate glass, doors or overhead doors, store fronts, dock bumpers, dock plates or levelers, Landlord’s obligations for repair and replacements under this Lease shall expressly exclude any maintenance, repairs, or replacements which are the result of misuse or damage by Tenant Parties, or occur as the result from Tenant-Made Alterations or other improvements to the Premises completed by Tenant, and, subject to Sections 10 and 16, Tenant shall reimburse Landlord no later than thirty (30) days from demand the cost of any repair or replacement resulting from misuse or damage by Tenant Parties. Tenant shall promptly give Landlord written notice of any repair required by Landlord.

12. Tenant’s Repairs. At Tenant’s expense as provided in Section 6, Landlord shall maintain in good repair and condition the roof membrane, parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises. Subject to Landlord’s obligations in Section 11, and subject to Sections 10 and 16,

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

Tenant, at its expense, shall maintain repair, and replace in good working order all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, dock doors, dock equipment, plumbing, water and sewer lines up to points of common connection, entries, doors, ceilings, windows, the heating, ventilation, and air conditioning units serving the Premises (the “HVAC”), and interior walls, which repair and replacement obligations include capital repairs whose benefit may extend beyond the Expiration Date. The HVAC systems serving the Premises shall be maintained at Tenant’s expense pursuant to maintenance service contracts entered into by Tenant in accordance with Exhibit C to this Lease. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. If Tenant fails to perform any Tenant maintenance, repair, or replacement required under this Lease within 30 days from demand, Landlord may perform such work and Tenant shall reimburse Landlord for such costs within 30 days after demand along with a [***]% administrative fee.

13. Tenant-Made Alterations and Trade Fixtures. Tenant shall have the right to make alterations, additions, or improvements to the Premises (“Tenant-Made Alterations”), which are interior, do not impact the structure of the Building, and the cost of which does not exceed $25,000 in each instance, without Landlord’s consent; provided Tenant provides Landlord with a written notice of such Tenant-Made Alterations containing sufficient and complete information regarding such Tenant-Made Alterations. All other Tenant-Made Alterations shall require Landlord’s prior written consent, and approval of the plans, not to be unreasonably withheld, delayed or conditioned provided such alteration does not impact the structure of the Building, modify the exterior of the Building, or modify the utility or mechanical systems of the Project. Tenant shall be responsible to ensure that all Tenant-Made Alterations comply with Legal Requirements and are constructed in a good and workmanlike manner by reputable contractors. Tenant shall provide Landlord with the names of all contractors performing work or supplying materials prior to beginning construction, and Landlord may post notices of non-responsibility at the Premises. Tenant shall cause its contractor completing Tenant-Made Alterations to provide certificates of insurance for worker’s compensation, including a waiver of subrogation in favor of Landlord Parties, and commercial general liability in an amount equal to USD$2,000,000, including a provision of additional insured status for Landlord Parties. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord final lien waivers from all contractors and subcontractors who provided services for the Tenant-Made Alterations. Upon surrender of the Premises, Tenant shall remove all Tenant-Made Alterations and any improvements constructed by Tenant, unless Landlord notifies Tenant that they shall remain as Landlord’s property. Tenant shall repair any damage resulting from such removal. Upon Tenant’s written request, which request may be made when consent to Tenant-Made Alterations is requested, Landlord shall provide Tenant a list of Tenant-Made Alterations Landlord will allow to remain upon the Expiration Date.

Subject to Landlord’s approval of the final plans and specifications, Landlord hereby approves those certain Tenant-Made Alterations to be completed by Tenant at its sole cost and expense in accordance with the provisions of this Section consisting of those office improvements depicted on Exhibit H (the “Approved Office Alterations”) and the installation of a gas service line to the Building.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

Without Landlord’s approval, Tenant may erect shelves, racking, machinery and trade fixtures in the Premises (collectively “Trade Fixtures”), provided such items: (a) do not overload the slab, (b) may be removed without permanently damaging the slab or the Premises, and (c) comply with all Legal Requirements. Upon Lease termination, Tenant, at its expense, shall remove its Trade Fixtures and repair any damage to the Premises caused from such removal. Subject to the repair requirements set forth herein, Tenant shall have the right to install 1⁄2 inch anchors embedded up to six (6) inches deep into the slab.

Notwithstanding anything herein to the contrary, and provided that no Event of Default exists or would exist but for the passage of time, giving of notice, or both, Landlord shall contribute up to a maximum amount of $[***] (the “TI Allowance”), towards installation of warehouse air conditioning units and other improvements desired by Tenant (and approved pursuant to the terms of this Section), which shall be Tenant-Made Alterations to the Premises hereunder, which payment shall be made by Landlord to Tenant within 30 days following (i) completion of the Tenant-Made Alterations, (ii) Landlord’s receipt of Tenant’s invoice substantiating the costs along with copies of vendor invoices summarizing work done, (iii) Landlord’s receipt of final lien waivers from all contractors and subcontractors who worked on the Tenant-Made Alterations, and (iv) Landlord’s receipt of a copy of the final construction permit approved by the applicable governing authority to the extent required for such Tenant-Made Alterations, if required. Landlord shall be under no obligation to pay for any Tenant-Made Alterations to the Premises in excess of the TI Allowance. Further, such TI Allowance shall only be available for Tenant’s use through 02/28/2027, and Tenant hereby waives any and all rights to any unused portion of the TI Allowance remaining thereafter.

Notwithstanding anything herein to the contrary, and provided that no Event of Default exists or would exist but for the passage of time, giving of notice, or both, Landlord shall contribute, in addition to the TI Allowance, up to a maximum amount of $[***] (the “Essentials Allowance”), towards products and services for Tenant’s operations at the Premises which must be purchased through Prologis Essentials Services Group (“PLD Essentials”). Payment of the Essentials Allowance shall be made by Landlord to Tenant within 30 days following (i) completion of the services or purchase of the products purchased through PLD Essentials, (ii) Landlord’s receipt of Tenant’s paid invoices or receipts substantiating the costs along with copies of vendor invoices summarizing work done, (iii) Landlord’s receipt of any final third-party lien waivers related to such services and products; and (iv) Landlord’s receipt of a copy of any final permits approved by the applicable governing authority (but only to the extent required for such products or services). Landlord shall be under no obligation to pay for any products or services not provided or coordinated through PLD Essentials or that are in excess of the Essentials Allowance. Further, the Essentials Allowance shall only be available for Tenant’s use through 10/31/2026, and Tenant hereby waives any and all rights to any unused portion of the Essentials Allowance remaining thereafter.

14. Signs. Tenant must obtain Landlord’s written consent for any exterior signage. Upon the Lease termination, Tenant, at its expense, shall remove all such signage and repair, paint, and/or replace any damaged building facia surfaces. Tenant, at its expense, shall comply with all Legal Requirements pertaining to such items.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

15. Parking. Tenant may park operable vehicles in areas of the Project designated for parking and may park operable vehicles and trailers overnight at the docks and designated truck and trailer parking areas for the Premises. Tenant shall not park vehicles or trailers in a manner that causes interference with the access to the parking lots and truck courts at the Project. Landlord shall not grant any third parties the right to utilize the parking areas of the Project except in connection with Landlord’s responsibilities hereunder. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

16. Restoration. If at any time during the Lease Term the Premises is damaged by fire or other casualty event (the “Casualty Damage”), within 60 days after such event, Landlord shall notify Tenant of its reasonable estimate for restoration time (the “Restoration Notice”). If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon delivery of written notice to the other party no later than 30 days after delivery of the Restoration Notice. If neither party elects to terminate this Lease, or if Landlord estimates that restoration will take less than 6 months, then Landlord shall, subject to receipt of insurance proceeds, restore the Premises to substantially the same or better condition which existed on the Commencement Date, excluding any Tenant-Made Alterations and Trade Fixtures. Notwithstanding the foregoing, either party may terminate this Lease if the Casualty Damage occurred during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Commencing on the date of the Casualty Damage, Monthly Base Rent and Operating Expenses shall be abated from the date of Casualty Damage through the period of repair and restoration in the proportion of the Premises, if any, which is not usable by Tenant. Such abatement shall be the sole remedy of Tenant, and Tenant waives any right to terminate this Lease by reason of damage or casualty loss except as provided above.

17. Condemnation. If any part of the Premises, the Project or access thereto should be taken for any public or quasi public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent and Operating Expenses shall be apportioned as of said date. In the event (i) more than fifteen percent (15%) of the Premises is involved in a Taking as described in this Paragraph, or (ii) more than twenty-five percent (25%) of the parking spaces for the Building are Taken and not replaced by Landlord with other parking spaces in the Project proximate to the Building, and in either case the Taking, in Tenant’s reasonable judgment, would materially interfere with or impair Tenant’s operations at the Premises, then in any such event Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord within thirty (30) days of such Taking. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent and Operating Expenses payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

18. Assignment and Subletting. Tenant shall not assign this Lease, sublease the Premises, or mortgage or pledge its leasehold interest in this Lease without Landlord’s prior written consent, except as provided below, and any attempt to do so shall be an immediate Event of Default. In determining whether to grant, delay or condition its consent, Landlord may consider whether the intended use would adversely impact the value of the Building, the use or operations of other tenants at the Project, or impair Landlord’s ability to lease other space in the Project. Tenant shall provide Landlord the proposed assignee or sublessee’s name, a description of its business, its financial information, and such other information as Landlord may reasonably request. Any approved assignment or sublease shall be expressly subject to: (a) the terms and conditions of this Lease, and (b) revocable if there is an uncured Event of Default, either at the time of notice or as of the effective date of the assignment or sublease. In an Event of Default, Landlord may collect rent from any occupant of the Premises and apply the amount collected to the next installment of rent due under this Lease. For purposes of this Section, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless the interests are publicly traded. Notwithstanding the above, without Landlord’s consent, but with prior written notice to Landlord, Tenant may assign this Lease, or sublet the Premises to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”). This Lease shall be binding upon Tenant’s successors and assigns. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign this Lease, or sublet the entire Premises (other than to a Tenant Affiliate), Landlord may provide Tenant of its intent to terminate this Lease with respect to the area of the Premise described in Tenant’s notice by giving written notice to Tenant within 30 days of Landlord’s receipt of such request. Tenant shall have 10 days after receipt of Landlord’s notice of its intent to terminate this Lease to provide Landlord notice that it has withdrawn its request to assign or sublet, and this Lease shall continue in full force and effect.

Notwithstanding any assignment or subletting (or any Landlord consent thereto), unless expressly released in writing by Landlord, Tenant and any guarantor of Tenant’s obligations shall remain liable for all of Tenant’s obligations under this Lease through the Expiration Date. In the event that the Monthly Base Rent due by a sublessee exceeds the Monthly Base Rent payable under this Lease, then Tenant shall pay to Landlord [***]% of such excess within 30 days following receipt. If the Premises is subleased, or if the Premises are occupied by anyone other than Tenant, then Landlord may collect rent from such subtenant or occupant and, except to the extent set forth in the preceding sentence, apply the amount collected to the next installment rent payable hereunder.

19. Indemnification. Tenant agrees to indemnify, defend, and hold harmless, Landlord Parties from and against all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) resulting from third party claims for personal injuries, or damage, theft, or loss of property occurring at the Project which arises from: (a) the use and occupancy of the Premises by Tenant Parties, or (b) any other act or omission of Tenant Parties, except for the negligence or willful misconduct of Landlord Parties. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Section.

Landlord shall indemnify, defend and hold harmless Tenant and Tenant’s agents, employees and contractors, from and against all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) resulting from third party claims for personal injuries, damage, theft, or loss of property occurring at the Project which arise from (a) any activity, work, or thing done, permitted or suffered by Landlord at the Project, or (b) any other act or omission of Landlord Parties, except for the negligence or willful misconduct of Tenant Parties. Landlord’s obligations under this Section shall survive the Expiration Date or earlier Lease termination.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

If a claim under the foregoing indemnity is made against the indemnitee which the indemnitee believes to be covered by an indemnitor’s indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee). If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee’s prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim. If the indemnitor fails to timely elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable. Any such settlement shall be valid as against the indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. If any such claim arises out of the negligence of both Landlord and Tenant, responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence.

The indemnity provisions in this Section do not cover claims arising from the presence or release of Hazardous Materials.

20. Inspection, Data, and Access. Landlord and its agents, representatives, lenders, investors, prospective buyers, consultants, and contractors may enter the Premises at reasonable times to inspect the Premises for any reasonable business purpose, and during the last year of the Lease Term, to show the Premises to prospective tenants. Landlord may grant easements, make public dedications, modify the exterior areas of the Project, and create restrictions affecting the Project (collectively, “Encumbrances”), provided that the Encumbrances do not materially interfere with Tenant’s authorized use or occupancy of the Premises. Tenant agrees to execute any reasonable instruments as may be necessary for Encumbrances. Upon reasonable prior notice to Tenant, Landlord may install and maintain sensors and meters (collectively “Devices”) in the Premises for the purpose of collecting raw Building data regarding the operational efficiency of the HVAC, roof, foundation and exterior walls, temperature, utility, and lighting usage (the “Data”). The Devices shall not: (a) materially interfere with Tenant’s use or occupancy of the Premises, (b) include cameras, video, or voice recording devices, or (c) collect personal or employee data, or otherwise track or identify people, equipment, or inventory. Landlord shall own all rights, title and interest in all the Data collected from Devices. Upon request to Landlord, Tenant shall have the right to access and use the Data for its internal business purposes during the Lease Term.

21. Quiet Enjoyment. Absent any uncured Event of Default, Tenant shall have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

22. Surrender. Upon the Lease termination, or the termination of Tenant’s possession of the Premises, Tenant shall: (a) surrender to Landlord the Premises, and all systems serving the Premises which Tenant is obligated to maintain, repair, and replace in the same condition as received, ordinary wear and tear, casualty loss and condemnation excepted, (b) remove all Trade Fixtures, Tenant-Made Alterations (in accordance with Section 13) and property, and (c) otherwise surrender the Premises in accordance with the Move-Out Conditions attached hereto. Any such items not removed shall be deemed abandoned. In the event Tenant fails to comply with the requirements above, Landlord may complete such work, and Tenant shall reimburse Landlord for the actual out of pocket costs thereof no later than thirty (30) days following receipt of demand. Any outstanding Tenant obligations under this Lease shall survive the termination of the Lease Term.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

23. Holding Over. Possession of the Premises by Tenant after the termination of this Lease, shall be subject to immediate termination by Landlord, and all terms of this Lease shall be applicable during such holdover period except (a) any expansion, renewal, or similar option shall be null and void, and (b) Monthly Base Rent for the holdover period shall be [***]% of the Monthly Base Rent in effect immediately prior to the holdover period. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of the holdover. Holdover shall not extend the Lease Term, and this Section shall not be construed as consent for Tenant to retain possession of the Premises. For purposes of this Section, “possession of the Premises” shall continue until Landlord has legal control over the Premises, all keys have been delivered, and Tenant has surrendered the Premises in the condition and repair as required in this Lease.

24. Events of Default. Each of the following shall be an event of default (“Event of Default”) by Tenant:

a) Failure by Tenant to pay any installment of Monthly Base Rent, Operating Expenses, or any other payment required herein when due, and such failure shall continue for a period of 5 days after written notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than two (2) times in any consecutive 12-month period, and the failure of Tenant to pay any third or subsequent installment of Base Rent or any other payment required herein when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable law.

b) Tenant or any guarantor: (i) makes an assignment for the benefit of creditors; (ii) commences any action to have an order for relief entered on its behalf as a debtor, or to adjudicate it as bankrupt, or insolvent, or seek reorganization, liquidation, or dissolution of it, or its debts, or seek an appointment of a receiver, trustee, custodian or similar official for it, or its property (collectively a “Proceeding for Relief”); (iii) becomes subject to an involuntary Proceeding for Relief which is not dismissed within 60 days of filing; or (iv) is dissolved or otherwise fails to maintain its legal existence.

c) Failure to maintain any insurance in the forms and amounts required by this Lease at any time during the Lease Term which shall be an immediate Event of Default, or to timely deliver any certificate of insurance as provided in Section 10 of the Lease.

d) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 24, and such default shall continue for more than 30 days after Landlord has given Tenant written notice of such default except as otherwise provided herein (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises); provided, however, that Tenant shall not be in default under the circumstances described in this Section 24 if Tenant has made diligent efforts to cure such default within the thirty (30) day period described therein, and thereafter proceeds continuously and diligently to cure such default within a commercially reasonable time).

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

e) The occurrence of any Event of Default otherwise specifically set forth in this Lease.

25. Landlord’s Remedies. For so long as any Event of Default continues without cure, Landlord may at any time elect to: (a) terminate this Lease, (b) terminate Tenant’s right of possession of the Premises (but Tenant shall remain liable as hereinafter provided), and/or (c) pursue any other remedies at law or in equity. Upon the termination of this Lease, or termination of Tenant’s right of possession, Landlord may, without formal demand or notice except as required by Legal Requirements, re-enter the Premises by any action or proceeding authorized by law, and remove Tenant, and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place, or remove and store, all property at the Premises at Tenant’s expense. In the event Landlord delivers three notices of an Event of Default under this Lease in any twelve-month period, any subsequent failure to comply with this Lease shall be deemed an Immediate Event of Default. The term “Immediate Event of Default” shall mean Tenant has no cure period, and Landlord may immediately pursue all of its remedies.

If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: (a) all Monthly Base Rent, Operating Expenses, and all other amounts payable by Tenant which have accrued as of the date of termination; (b) the value of the Monthly Base Rent for any periods of abated Monthly Base Rent; (c) the cost of reletting the Premises, including the unamortized brokerage fees and/or leasing commissions incurred by Landlord, costs of removing and storing property, repairing or altering the Premises to the condition required by Tenant under this Lease; (d) all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and (e) the excess of the then present value of the Monthly Base Rent, Operating Expenses, and other amounts payable by Tenant under this Lease applicable to the period following the termination of this Lease through the Expiration Date, over the present value of any amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises during such period, taking into consideration the availability of acceptable tenants consistent with Landlord’s leasing criteria and other market conditions. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of the termination.

If Landlord terminates Tenant’s right of possession (but not this Lease), Landlord shall use commercially reasonable efforts to relet the Premises without releasing Tenant from any liability hereunder and without notice to Tenant; provided, however, (a) Landlord shall not be obligated to accept a Tenant-proposed tenant, and (b) Landlord shall have the right to lease any other space controlled by Landlord or Landlord’s affiliate first. Any reletting of the Premises shall be on terms and conditions acceptable to Landlord in its sole commercially reasonable discretion. Landlord shall not be liable, nor shall Tenant’s obligations be reduced as a result of Landlord not reletting the Premises. Landlord shall have the right to make repairs, changes, alterations, or additions to the Premises as Landlord deems necessary in order to relet the Premises. If the Premises is not relet, then Tenant shall pay to Landlord, as damages, a sum equal to: (1) the Monthly Base Rent

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

Operating Expenses payable by Tenant for such period that the Premises has not been relet, plus the cost of recovering possession of the Premises (including reasonable attorneys’ fees and court costs); (2) any Monthly Base Rent, Operating Expenses, and other amounts accrued and unpaid at the time of repossession; and (3) the costs incurred by Landlord’s efforts to relet the Premises. If the Premises is relet, and the total rent and expenses payable by such replacement tenant (after first deducting any unpaid amounts payable by Tenant which accrued under this Lease, the cost of recovering possession of the Premises, the costs of repairs and alterations to the Premises completed by Landlord on Tenant’s behalf, and leasing commissions) is not sufficient to satisfy the total rent and expenses payable by Tenant under this Lease, then Tenant shall immediately pay any such deficiency to Landlord upon demand. Notwithstanding any reletting without termination, Landlord may elect to terminate this Lease for a previous Event of Default at any time upon written notice.

Landlord’s exercise of any remedies shall not be deemed an acceptance of surrender of the Premises and/or a termination of this Lease. Landlord’s failure to enforce its rights under this Lease strictly in accordance the terms hereof shall not modify this Lease or create a custom contrary to the specific provisions of this Lease. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease, or at law or in equity, shall not waive its rights or remedies in connection with any subsequent Event of Default. No waiver by Landlord of any Lease provision shall be effective unless in writing and signed by Landlord, even if Landlord accepts Tenant’s payments with knowledge of Tenant’s breach of the Lease. Tenant waives all right of redemption following termination of the Lease or Tenant’s right of possession by a judgment or warrant of any court. In the event Landlord exercises self-help or lock-out, remedies, as provided by law, Tenant waives all claims against Landlord for business loss, business interruption, or any other damages resulting from Landlord’s self-help or lock-out. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings.

26. Tenant’s Remedies/Limitation of Liability. Landlord shall be in default of this Lease if Landlord fails to perform any of its obligations under this Lease within 30 days after written notice from Tenant specifying such failure (unless performance will, due to the nature of the obligation, require more than 30 days, then after a period of time reasonably necessary to cure such default, provided that Landlord is diligently and continuously pursuing a cure). All obligations of Landlord shall be construed as covenants, not conditions; and, except as otherwise provided in this Lease, Tenant may not terminate this Lease for Landlord’s breach of its obligations. The term “Landlord” shall mean only the then-current owner of the Premises, and in the event of an assignment of the Lease and an assumption of the Lease by a third-party, the assignor shall be released and discharged from all obligations of Landlord under this Lease, and such obligations shall be binding during the Lease Term upon each new assignee for the duration of such owner’s ownership. Any liability of Landlord shall be limited solely to its interest in the Project, and in no event shall any personal liability or recourse to any other property or assets of Landlord be asserted against Landlord.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

27. Subordination. Tenant’s interest and rights under this Lease shall automatically be subject and subordinate to any lien of an existing or future mortgage or any ground lease to which the Premises is subject, and all amendments, modifications, assignments and extensions thereof. Tenant agrees, at the election and after notice of the holder of any mortgage, or lessor under any ground lease, to execute, acknowledge and deliver such instruments to confirm such subordination and attornment. Any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances. Any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

Notwithstanding the preceding provisions of this Paragraph, this Lease and Tenant’s interest in the Premises shall not be subordinate to any future mortgage or deed of trust on the Building, and Tenant shall not be obligated to execute an instrument subordinating this Lease or Tenant’s interest in the Premises to any future mortgage or deed of trust on the Building, unless concurrently with such subordination the holder of such mortgage or deed of trust agrees in such instrument of subordination not to disturb Tenant’s possession of the Premises (so long as no default exists under the Lease) in the event such holder acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise.

28. Mechanic’s Liens. Tenant shall not allow any lien or encumbrance of any kind to be placed upon the Building as a result of services or materials provided to the Building at any Tenant Parties’ request. Tenant shall save and hold Landlord harmless from all loss, cost or expense based on or arising out of claims or liens arising by, under, or through Tenant that are asserted against the Building. Tenant shall give Landlord immediate written notice of any such lien or encumbrance placed against the Building and cause the lien or encumbrance to be discharged, or bonded over, in a manner satisfactory to Landlord, within 20 days of the filing or recording thereof or such failure shall be deemed an immediate Event of Default.

29. Estoppel Certificates. Tenant agrees to execute and deliver to Landlord, or Landlord’s designee, within 10 days after Landlord’s request an estoppel certificate containing customary provisions. Tenant’s failure to timely deliver an estoppel certificate shall constitute an immediate Event of Default.

30. Environmental Requirements. Tenant shall not allow any party to introduce, transport, store, use, generate, manufacture, or dispose of any Hazardous Material at the Project without Landlord’s prior written consent except for Hazardous Materials permitted pursuant to Exhibit F and those contained in: (a) products used by Tenant in de minimis quantities for ordinary cleaning and office purposes; (b) forklift propane tanks, and (c) products stored by Tenant in their original, sealed, and unopened containers, Tenant, at its sole cost and expense, shall: (v) cause its operations at the Project to comply strictly with all Environmental Requirements, including all reporting obligations imposed by applicable Environmental Requirements in the capacity as “operator” of Tenant’s “facility” and the “owner” (as such terms are used in applicable Environmental Requirements) of all Hazardous Materials brought onto the Project by Tenant Parties, and the wastes, by-products, or residues generated, resulting, or produced therefrom, or extracted from the Project; (w) promptly inform and provide copies of any documentation relating in any way to Hazardous Materials at the Project which Tenant receives or sends; (x) promptly and diligently remediate in a manner satisfactory to Landlord’s reasonable requirements, any Hazardous Materials released on, or from, the Project by Tenant Parties; (y) promptly notify Landlord in writing of any spill, release, discharge, or disposal of any Hazardous Material in, on, or under the Project; and (z) promptly complete and deliver any disclosure or certification requested by

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

Landlord concerning Tenant Parties’ transportation, storage, use, generation, manufacture or release of Hazardous Materials in, on, or about the Project. Tenant shall be strictly liable to Landlord for Tenant Parties’ transportation, storage, use, generation, manufacturing, disposal, or release of Hazardous Materials at the Project without regard to the fault or negligence of any other party. Notwithstanding any notice and cure periods provided herein, Tenant shall promptly commence and diligently pursue its remediation obligations in accordance with this Section. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders, or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions, including the following: the Comprehensive

Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means any substance, material, waste, pollutant, or contaminant regulated by any Environmental Requirements, asbestos, radioactive materials, and petroleum (including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixtures of natural gas and such synthetic gas).

Tenant shall have no liability to Landlord as to Hazardous Materials on the Project which arose prior to Tenant’s initial possession of the Premises, or during the Lease Term which were caused or permitted by any party other than Tenant, or Tenant Parties, or for Tenant’s disturbance of known existing Hazardous Materials.

Tenant shall indemnify, defend, and hold Landlord Parties harmless from and against any and all losses, claims, demands, actions, suits, damages, costs and expenses (including reasonable attorney, fees, third-party punitive damages, and any reduction in the value of the Project) which are brought or recoverable against, or suffered or incurred by Landlord as a result of: (a) any release of Hazardous Materials on, or from, the Project by Tenant Parties, or (b) Tenant Parties’, breach of, or noncompliance with, this Section, regardless of whether Tenant had knowledge of such noncompliance. Tenant’s obligations under this Section shall survive the Expiration Date or earlier termination of this Lease.

If Landlord’s inspection pursuant to Section 20 reveals noncompliance by Tenant with the provisions of this Section, Tenant shall promptly reimburse Landlord for the reasonable cost of such inspection and testing. Landlord’s receipt of a ‘clean’ environmental assessment shall in no way release Tenant from its obligations under this Section or constitute a waiver by Landlord of its rights and remedies herein.

31. Rules and Regulations. Tenant shall comply with all rules and regulations reasonably established by Landlord covering use of the Project so long as they do not increase Tenant’s obligations or liabilities, or decrease Tenant’s rights with respect to its authorized use or occupancy of the Premises or its remedies, under this Lease. The current rules and regulations are attached hereto as Exhibit B, which may be supplemented from time to time. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

32. Force Majeure. Neither Landlord nor Tenant shall be responsible for delays in the performance of its obligations hereunder, whether foreseen or unforeseen, caused by labor disputes, acts of God, inability to obtain labor or materials, governmental restrictions or regulations or delay in issuance of permits, pandemic, enemy or hostile governmental action, civil commotion, casualty, and other causes beyond the reasonable control of Landlord or Tenant, as the case may be (collectively, “Force Majeure”); provided Force Majeure shall not apply to monetary obligations.

33. Entire Agreement. This Lease constitutes the entire agreement of Landlord and Tenant with respect to the subject matter hereof. Any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may only be amended in writing signed by both parties.

34. Severability. If any clause of this Lease is deemed to be illegal, invalid or unenforceable under present or future laws, then it is the intention of the parties that such clause be replaced with a valid clause of similar meaning and that the remainder of this Lease shall not be affected.

35. Brokers. Each party represents and warrants to the other that it has not dealt with any broker or agent in connection with this transaction, other than Landlord Broker and Tenant Broker, if any, set forth in Section 1 of this Lease. Each party agrees to defend, indemnify and hold the other harmless from and against any claims by any other broker or agent claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this Lease.

36. Miscellaneous.

a)	TIME IS OF THE ESSENCE AS TO THE PERFORMANCE OF TENANT’S AND LANDLORD’S OBLIGATIONS UNDER THIS LEASE.

b)	Any payments or charges due from Tenant to Landlord shall be considered additional rent for all purposes of this Lease.

c)

All Lease notices shall be in writing and sent to the applicable party as set forth in Section 1 by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or hand delivery. Either party may, upon written notice, change its notice address(es). Notice shall be deemed given upon delivery or refusal of delivery except where otherwise provided herein.

d)

Where approval or consent is required of either Landlord or Tenant, such approval or consent shall not be unreasonably withheld, conditioned or delayed except as otherwise provided herein, or as otherwise required by law.

e)

In the event of (i) a default by Tenant of its obligations under the Lease, or (ii) a need by Landlord to effectuate a financing transaction or sale of the Building, or (iii) an assignment or subletting of the Lease by Tenant, then at Landlord’s request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants and any other financial information or summaries that Tenant typically provides to its lenders.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

f)	Neither this Lease, nor a memorandum of lease, shall be recorded by Tenant.

g)

The laws of the state in which the Project is located shall govern the construction and interpretation of this Lease, without regards to any principles of conflicts of laws. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments to this Lease.

h)

Landlord’s submission of this Lease shall not constitute an option to lease the Premises, nor be binding or confer any right or impose any obligations upon either party until execution and delivery of this Lease by both parties.

i)

The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope, intent, or any provision of this Lease, or in any way affect the interpretation of this Lease.

j)

All exhibits and addenda attached hereto are incorporated into, and made a part of, this Lease. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

k)	Any amount not paid by Tenant when due shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or [***] percent per year.

l)

In the event either party initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party shall reimburse the prevailing party for its reasonable attorney’s fees, filing fees, and court costs. The phrase “prevailing party” includes a party who substantially receives the relief desired whether by dismissal, summary judgment, or otherwise.

m)

Landlord shall have the right to place energy installations, including, but not limited to, solar systems, battery storage facilities, and electric vehicle charging facilities, on the Building or the Project, or to enter into a lease allowing a third party the right to install and operate an energy installation on the Building or the Project; provided such energy installation does not unreasonably and adversely impact Tenant’s use of the Premises, or result in additional costs to Tenant. Tenant waives all rights to any environmental attributes or incentives resulting from an energy technology installation. Tenant hereby waives all rights to, and agrees and acknowledges that Landlord shall retain the exclusive right to the use of the exterior of the Building and Project for any signage purposes, virtual or otherwise except as provided otherwise in this Lease. Landlord may request, and Tenant shall deliver to Landlord, data regarding Tenant’s utility usage at the Premises as required by law or to provide, maintain, improve, and keep in good working order the Project. Tenant can satisfy this requirement by either: (a) providing written consent for Landlord to obtain the information directly from the utility company, or (b) providing the data to Landlord in an electronic format reasonably acceptable to Landlord.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

n)

This Lease may be executed in multiple counterparts, each of which shall be considered an original, but all of which shall constitute one and the same agreement. The signature of a party transmitted electronically (e.g., e-signature) or by facsimile, PDF and/or other electronic image file format shall constitute and have the same force and effect as the original signature of the party. Following execution, a PDF (or similar image file format) of this entire agreement (whether signed electronically or in ink) shall be considered to be the original agreement for all purposes.

o)

In the event the Building or Project is subject to legally mandated building performance standards, energy benchmarking ordinances, or any similar Legal Requirements established by a governmental agency, which intend to regulate the energy usage or emissions at the Building (collectively “Energy Requirements”), and Tenant’s use and operations at the Building or Project contributes to Landlord incurring a penalty, fine, or fee as a result of non-compliance with such Energy Requirement, Tenant shall reimburse Landlord for such penalty, fine, or fee no later than 30 days following receipt of an invoice for such amount. In the event the Premises is less than the entire area of the Building, Tenant’s obligation to reimburse Landlord for such penalty, fine, or fee shall be calculated based on the proportionate share of such penalty, fine, or fee which is attributable to Tenant’s use and operations at the Building as reasonably determined by Landlord.

p)	The term “days” shall mean calendar days unless otherwise specified, and the term “including” shall mean ‘including, but not limited to’.

q)

Landlord hereby waives any right of distraint or statutory lien for rent against Tenant’s property at the Premises that would permit Landlord to possess or sell Tenant’s property before obtaining a judgment. Landlord does not waive any right to obtain and enforce any judgment lien or any pre-judgment rights and remedies other than those described above. Upon written request from Tenant, Landlord shall confirm the terms of the waiver set forth in this paragraph using the form attached hereto as Exhibit G.

r)	Landlord and Tenant each represents to the other that:

(i)

neither it, nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury, including those parties names on the OFAC’s Specially Designated and Blocked Persons List and those covered pursuant to Executive Order 13224 signed on September 24, 2001, entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, or other governmental action; and

(ii)

its activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or USA Patriot Act, or the regulations or orders promulgated thereunder (as amended from time to time).

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

s)

Landlord’s affiliate and Tenant are parties to that certain Lease Agreement dated June 6, 2023, whereby Tenant leases space at 20702 Hempstead Rd., Houston, Texas (the “Hempstead Lease”). In the event Landlord’s affiliate and Tenant fail to execute an amendment to the Hempstead Lease (“Hempstead Lease Amendment”) within 30 days of the Effective Date hereof providing that (i) Tenant shall have the right to terminate the Hempstead Lease on or before July 31, 2026; and (ii) the termination date for such a termination shall be effective no sooner than 12/31/2026 (at no cost or expense to Tenant), then Tenant shall have the right to terminate this Lease upon 10 days prior written notice to Landlord.

37. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (IN CONTRACT, TORT, OR OTHERWISE), BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

TENANT:		LANDLORD:

ENCHANTED ROCK, LLC,		PROLOGIS, L.P.
a Texas corporation		a Delaware limited partnership

By:	/s/ Paul Froutan	By:	Prologis, Inc.
a Maryland corporation
its general partner
Name:	Paul Froutan
Title:	COO
		By:	/s/ Hans Brindley
		Name:	HANS BRINDLEY
		Title:	Senior VP, Market Officer